Exhibit 4.5

FUEL TECH, INC. 2024 LONG-TERM INCENTIVE PLAN

1.         Purpose. The purpose of this Fuel Tech, Inc. 2024 Long-Term Incentive Plan is to further the interests of the Corporation and its stockholders by providing incentives (a) to attract and retain employees, consultants and directors who will contribute to the Corporation’s long-range success and (b) that align the interests of the Participants with those of the stockholders of the Corporation.

2.         Definitions. As used in this Plan:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Corporation.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Share, a Restricted Stock Unit, a Performance Award (including a cash bonus) or an Other Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Corporation, be transmitted electronically to any Participant.

“Beneficial Owner” with respect to any date, has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficial Ownership” has a corresponding meaning.

“Board” means the Board of Directors of the Corporation.

“Cause” means:

(1)         With respect to any Employee or Consultant: (i) “Cause” as defined in any individual agreement between the Corporation or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Cause: (A) the failure by the Participant to perform such duties as are reasonably requested by the Corporation as documented in writing to the Participant, (B) the Participant’s disregard of his or her duties or failure to act, where such action would be in the ordinary course of the Participant’s duties, (C) the failure by the Participant to observe Corporation policies and/or policies of Affiliates of the Corporation generally applicable to employees of the Corporation and/or its Affiliates, (D) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (E) the commission by the Participant of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Corporation or any of its Affiliates, or any felony or criminal act involving moral turpitude, (F) any breach by the Participant of the provisions of any confidentiality, non-competition or non-solicitation agreement between the Participant and the Corporation or any Affiliate, or any other agreement or contract with the Corporation or any of its Affiliates, (G) chronic absenteeism, (H) alcohol or other substance abuse, or (I) the commission of any violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by the Participant.

(2)         With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross incompetence, misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

(3)         A Participant’s termination of Continuous Service shall be deemed to have been for Cause if, after such termination of Continuous Service, facts and circumstances are discovered that would have justified a termination of Continuous Service for Cause.

“Change in Control” has the meaning set forth in Section 14.1.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations and other guidance promulgated thereunder.

“Committee” means a committee of two or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3.

“Consultant” means any natural person who is engaged by the Corporation or any Affiliate to perform bona fide services as an independent contractor (which may include a director of an Affiliate) and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Corporation’s securities.

“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided that, if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee to a director of an Affiliate will not constitute an interruption of Continuous Service. For purposes of the Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Corporation from an Affiliate or from the Corporation to an Affiliate, or from one Affiliate to another; provided, however, that unless the Committee specifies otherwise, whether before or after the grant date, a termination of Continuous Service shall occur if an Affiliate with respect to which a Participant is employed, or performing services, ceases to be an Affiliate and the Participant does not immediately thereafter become an Employee or Director of, or Consultant to, the Corporation or an Affiliate. A termination of Continuous Service shall not occur in the event of a leave of absence if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted or terminated in the case of any other leave of absence.

“Corporation” means Fuel-Tech, Inc. a Delaware corporation.

“Director” means a member of the Board.

“Disability” means (i) a permanent or long-term disability as defined in any individual agreement between the Corporation or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Disability: that a Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the disability benefits plan(s) of the Corporation or an Affiliate, in each case, consistent with the requirements for a “disability” for purposes of Section 409A of the Code.

“Disqualifying Disposition” has the meaning set forth in Section 6.4(b).

“Dividend Equivalents” has the meaning set forth in Section 9.

“Effective Date” has the meaning set forth in Section 21.

“Employee” means any individual, including an Officer or Director, who is a salaried employee on the payroll of the Corporation or any of its Affiliates; provided that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Corporation, any Parent or any Subsidiary. Mere service as a Director or payment of a director’s fee by the Corporation or an Affiliate shall not be sufficient to constitute "employment" by the Corporation or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

“Fair Market Value” in reference to the Shares means: (a) if there is a regular public trading market for the Shares, the “Fair Market Value” of a Share shall mean, as of any given date, (i) the average of the high and low sales price of a Share on the composite transaction tape of the Nasdaq Stock Market (based on the regular business hours of the Nasdaq Stock Market, without regard to after-hours trading that may hereinafter be commenced on such exchange), on the most recent date for which such prices are available, or (ii) if the Shares are not listed on the Nasdaq Stock Market, the analogous closing price on any other established securities exchange or national market system on which the Shares are listed, or (b) if there is no regular public trading market for the Shares, the “Fair Market Value” of a Share shall be determined by the Committee in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder for purposes of Non-Qualified Stock Options, and Section 422(c)(1) of the Code and the regulations and guidance thereunder for purposes of Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary, all determinations of the Fair Market Value shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-employee Director” means a Director who is a “Non-Employee Director” within the meaning of Rule 16b-3.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

“Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Award to purchase Shares granted pursuant to Section 6.

“Other Award” has the meaning set forth in Section 12.

“Parent” means any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means any Award designated by the Committee as a Performance Award pursuant to Section 10.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during a Performance Period, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period based on the occurrence of any of the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains or losses; (i) a change in the Corporation’s fiscal year; or (j) any other event or circumstance the Committee deems appropriate.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

“Plan” means this Fuel Tech, Inc. 2024 Long-Term Incentive Plan, as amended from time to time.

“Plan Termination Date” has the meaning set forth in Section 21.

“Prior Plan” means the Fuel Tech, Inc. 2014 Long-Term Incentive Plan of the Corporation, as amended from time to time.

“Restricted Shares” means Shares which have certain restrictions attached to the ownership thereof, which may be issued under Section 8.

“Restricted Stock Unit” means a right granted pursuant to Section 9 to receive a payment equivalent in value to the Fair Market Value Per Share on the date of payment, which payment may be made in cash, stock or a combination thereof.

“Rule 16b-3” means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time, or any successor statute.

“Shares” mean shares of common stock, par value $0.01 per share, of the Corporation.

“Stock Appreciation Right” means a right granted pursuant to Section 7, the value of which is determined relative to the appreciation in value of Shares.

“Subsidiary” means any “subsidiary corporation” of the Corporation within the meaning of Section 424(f) of the Code.

“Substitute Awards” shall mean Awards granted or Shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or with which the Corporation combines.

“Ten-Percent Stockholder” means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Corporation, its Parents or its Subsidiaries.

3.         Administration.

3.1         Authority of Committee. The Plan shall be administered by the Committee or, at the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)         to construe and interpret the Plan and apply its provisions;

(b)         to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)         to authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

(d)         to determine when Awards are to be granted under the Plan and the applicable grant date;

(e)         from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(f)         to determine the number of Shares or amount of cash to be made subject to each Award;

(g)         to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(h)         to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions (e.g., terms and conditions based on service, performance, a Change in Control, or retirement), and to specify the provisions of the Award Agreement relating to such grant;

(i)         to designate an Award (including a cash bonus) as a Performance Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(j)         to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award, subject to Section 20.1;

(k)         to determine the duration and purpose of leaves of absence which may be granted to Participants without constituting a termination of Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Corporation’s employment policies;

(l)         to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(m)         to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;

(n)         to the extent permitted by, or not in violation of, Section 409A of the Code, to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest;

(o)         to adjust the vesting schedule of any Award to reflect a change in a Participant’s status from/to a full-time Employee to/from a part-time Employee and/or a change in a Participant’s status from/to an Employee to/from a Consultant or Director; and

(p)         to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Subject to Section 20.1, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that, if the modification effects a repricing, stockholder approval shall be required before the repricing is effective. For clarification, without the approval of the Corporation’s stockholders, other than pursuant to Section 13.1, the Committee shall not (i) reduce the exercise price of any Option or Stock Appreciation Right after the date of grant, (ii) cancel any Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value Per Share in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market or any other established securities exchange or national market system on which the Shares are listed.

3.2         Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons.

3.3         Committee Composition and Procedures. Except as otherwise determined by the Board for purposes of complying with the exemption requirements of Rule 16b-3, the Plan shall be administered by the Compensation Committee of the Board. If the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, if necessary, the Committee shall be a subcommittee of the Compensation Committee of the Board that at all times consists solely of two or more Non-employee Directors. Unless otherwise provided in the charter governing the Committee, the Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4         Delegation. To the extent not inconsistent with applicable law, or the rules and regulations of the Nasdaq Stock Market or any other established securities exchange or national market system on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more Officers to do one or more of the following with respect to Employees who are not Directors or Officers of the Corporation: (A) designate Employees to be recipients of Awards; (B) determine the number of Shares subject to such Awards to be received by such Employees; and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such Officer(s) must specify the total number of Shares subject to Awards that such Officer(s) may so award and (y) the Committee may not authorize any Officer to designate himself or herself as the recipient of an Award.

3.5         Section 16. It is the intent of the Corporation that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 3.5, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

3.6          Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, all Awards granted under the Plan shall have a minimum vesting period of one year measured from the date of grant; provided, however, that up to 5% of the Shares available for distribution under the Plan may be granted without such minimum vesting requirement. Nothing in this Section 5(b) shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Change in Control, as provided in Section 14.

4.         Eligibility and Awards. The Committee shall determine which persons shall be Participants, the types of Awards to be granted to Participants and the terms, conditions and limitations applicable to the Awards. Incentive Stock Options may be granted only to Employees of the Corporation, any Parent or any Subsidiary, whether now or hereafter existing. Awards other than Incentive Stock Options may be granted to any Employees, Consultants and Directors.

5.         Shares Subject to This Plan; Award Limits.

5.1         Number of Shares. Subject to adjustment as provided in Section 13.1, a total of 2,600,000 Shares shall be authorized for Awards granted under the Plan less one (1) Share for every one (1) Share granted under the Prior Plan after December 31, 2023 and prior to the effective date of the Plan. After the effective date of the Plan (as provided in Section 21), no awards may be granted under the Prior Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise. The maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is 2,600,000.

5.2         If (a) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan or (b) after December 31, 2023 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right), then in each such case the Shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis.

5.3         Notwithstanding anything in the Plan to the contrary, the following Shares shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under the Prior Plan; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any Prior Plan Award; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right or stock appreciation right granted under the Prior Plan on exercise.

5.4         Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in Sections 5.2 and 5.3 above. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Sections 5.2 and 5.3 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

6.         Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the express provisions of the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time (in such a case, the Incentive Stock Option shall be treated as a Non-Qualified Stock Option) or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1         Except in the case of Substitute Awards or in connection with an adjustment provided in Section 13, the exercise price per Share for all Options shall be not less than one hundred per cent (100%) of the Fair Market Value of a Share on the date the Option is granted (one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2         Award Agreements for Options shall specify when an Option may be exercisable. The exercise price shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (i) through a “cashless” exercise program established with a broker; (ii) by reduction in the number of Shares otherwise deliverable upon exercise of such Option with an aggregate Fair Market Value equal to the aggregate exercise price at the time of exercise; (iii) any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Award Agreement, the exercise price of Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Corporation of other Shares acquired, directly or indirectly from the Corporation, shall be paid only by Shares that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., the Shares are listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Corporation, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.3         Termination of Options.

(a)         General. Unless the Committee determines that a shorter term shall apply and such shorter term is set forth in the Award Agreement evidencing such Option, an Option shall terminate and shall no longer be exercisable ten (10) years from the date on which such Option is granted (or five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

(b)         Death or Disability. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service as a result of the Participant’s death or Disability, any Option held by such Participant may thereafter be exercised by the Participant (or his or her beneficiary designated in accordance with Section 22.10 or estate), to the extent it was exercisable at the time of termination, until the earlier of (1) twelve (12) months from the date of such termination of Continuous Service or (2) the expiration of the stated term of such Option. If, after any such termination, the Option is not exercised in full within the time specified herein or in the Award Agreement, the Option shall terminate.

(c)         Termination for Cause. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service by the Corporation or an Affiliate for Cause, any Option held by such Participant, whether or not vested, shall terminate and shall no longer be exercisable as of the date of such termination of Continuous Service.

(d)         Other Termination of Continuous Service. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, until the earlier of (1) three (3) months from the date of such termination of Continuous Service or (2) the expiration of the stated term of such Option; provided, however, that if the Participant shall die during such three (3) month period, the time of termination of the unexercised portion of the Option shall be the earlier of one (1) year from the date of death and the expiration of the stated term of such Option. If, after any such termination, the Option is not exercised in full within the time specified herein or in the Award Agreement, the Option shall terminate.

(e)         Unauthorized Transfer of Option. Except to the extent permitted by Section 22.2, an Option shall terminate and shall no longer be exercisable on the date on which such Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.

(f)         Unvested Options. Unless otherwise determined by the Committee or as set forth in any applicable Award Agreement, and notwithstanding any provision in this Section 6.3 to the contrary, any Option that is unvested as of the date of a Participant’s termination of Continuous Service shall terminate and shall be forfeited as of the date of such termination of Continuous Service.

(g)         Extension of Termination Date. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement; provided that, such extension does not result in an extension of the exercise period of the Option for purposes of Treasury Regulation Section 1.409A-1(b)(5)(C)(1) or other guidance pertaining to the extension of a stock right promulgated under Section 409A of the Code. For clarification, an extension of the exercise period of an Option pursuant to this Section 6.3(g) may cause an Incentive Stock Option to cease to qualify as an Incentive Stock Option.

6.4         Incentive Stock Options.

(a)         To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan (and any other plans of the Corporation and its Affiliates) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Incentive Stock Options or portions thereof which exceed such limit shall be treated as Non-Qualified Stock Options so that such aggregate Fair Market Value of Shares subject to the Incentive Stock Options does not exceed $100,000. For purposes of the foregoing sentence, Incentive Stock Options shall be treated as Non-Qualified Stock Options according to the order in which they were granted such that the most recently granted Incentive Stock Options are first treated as Non-Qualified Stock Options.

(b)         Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two (2) years from the grant date of such Incentive Stock Option or within one (1) year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Corporation in writing as to the occurrence of the disposition and the price realized upon the disposition of such Shares.

7.         Stock Appreciation Rights. Stock Appreciation Rights may be granted under this Plan from time to time. If Stock Appreciation Rights are granted, they shall be upon the following terms and conditions, and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

7.1         A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of, an Option or any other Award under this Plan. A Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option. Any Stock Appreciation Right granted in tandem with an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.2         Award Agreements for Stock Appreciation Rights shall conform to the requirements of this Plan and may contain such other provisions (including but not limited to, the permitted form of payment for the exercise of the Stock Appreciation Right, the requirement of employment for designated periods of time prior to exercise, and the ability of the Committee to revoke Stock Appreciation Rights which are granted in tandem with Options without compensation to the Participant) as the Committee shall deem advisable. Except in the case of Substitute Awards or in connection with an adjustment provided in Section 13, the exercise price of a Stock Appreciation Right not granted in tandem with a Non-Qualified Stock Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value Per Share on the grant date of such Stock Appreciation Right.

7.3         Stock Appreciation Rights granted in tandem with Options shall be subject to the following:

(a)         Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable; provided that, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement; provided that, such extension does not result in an extension of the exercise period of the Stock Appreciation Right for purposes of Treasury Regulation Section 1.409A-1(b)(5)(C)(1) or other guidance pertaining to the extension of a stock right promulgated under Section 409A of the Code.

(b)         Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of Shares equal in aggregate value to the amount by which the Fair Market Value of a Share on the date of such exercise shall exceed the exercise price per Share of the related Option, multiplied by the number of Shares in respect of which the Stock Appreciation Rights shall have been exercised.

(c)         All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, at the discretion of the Committee, be settled by the payment of cash equal to the aggregate Fair Market Value of the Shares (or a fraction of a Share) that would otherwise be delivered under Section 7.3(b).

(d)         Upon exercise of Stock Appreciation Rights, the unexercised related Options of the Participant shall automatically terminate.

(e)         Stock Appreciation Rights granted in tandem with Options shall automatically terminate upon the exercise of such Options.

8.         Restricted Shares. Awards of Restricted Shares may be granted under this Plan from time to time. If Awards of Restricted Shares are granted, they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

8.1         Restricted Shares are Shares which are subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include restrictions upon the sale, assignment, transfer or other disposition of the Restricted Shares and the requirement of forfeiture of the Restricted Shares upon termination of Continuous Service under certain specified conditions. The Committee may condition the lapsing of restrictions on part or all of an Award of Restricted Shares upon the attainment of specific Performance Goals or such other factors as the Committee may determine. Awards of Restricted Shares may be granted for no cash consideration or for such minimum consideration as may be required by applicable law.

8.2         Award Agreements for Restricted Shares shall conform to the requirements of this Plan and may contain such other terms and conditions (including but not limited to, a description of a period during which the Participant may not transfer the Restricted Shares and limits on encumbering the Restricted Shares during such period) as the Committee in its discretion shall deem desirable.

8.3         Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. If the Committee determines that Restricted Share certificates shall be held by the Corporation or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Corporation (a) an escrow agreement satisfactory to the Committee, if applicable, and (b) the appropriate blank stock power with respect to the Restricted Shares covered by such agreement. If a Participant fails to execute an Award Agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

8.4         Except as otherwise provided in this Plan or in the Award Agreement, the Participant shall have, with respect to Awards of Restricted Shares, all of the rights of a stockholder of the Corporation, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends on such Restricted Shares; provided, however, that unless otherwise determined by the Committee, (a) the payment of cash dividends shall be deferred until the underlying Restricted Shares vest and, (b) in the event the underlying Restricted Shares are forfeited, such dividends will be forfeited at the time the underlying Restricted Shares are forfeited. Any reinvestment of deferred cash dividends shall be as determined by the Committee. Stock dividends issued with respect to Restricted Shares shall be Restricted Shares and shall be subject to the same terms, conditions and restrictions that apply to the Restricted Shares with respect to which such dividends are issued. Notwithstanding the provisions of this Section 8.4, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares that vest based on achievement of Performance Goals shall either (x) not be paid or credited or (b) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, stock or other property has been distributed, and shall be paid at the time such restrictions and risk of forfeiture lapse.

9.         Restricted Stock Units. Awards of Restricted Stock Units may be granted under this Plan from time to time. If Awards of Restricted Stock Units are granted, they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

9.1         A Restricted Stock Unit represents the right to receive a payment in cash, Shares or a combination thereof equivalent in value to the Fair Market Value Per Share on the date of payment of the Restricted Stock Unit. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Corporation will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited with an amount equal to the cash and stock dividends paid by the Corporation in respect of one Share (“Dividend Equivalents”) and, unless otherwise determined by the Committee, such Dividend Equivalents shall be deferred until the underlying Restricted Stock Units vest, and (b) in the event the underlying Restricted Stock Units are forfeited, such Dividend Equivalents will be forfeited at the time the underlying Restricted Stock Units are forfeited. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit. Notwithstanding the provisions of this Section 9.1, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit that vests based on achievement of Performance Goals shall either (x) not be paid or credited or (b) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash, stock or other property has been distributed, and shall be paid at the time such restrictions and risk of forfeiture lapse.

9.2         Award Agreements for Restricted Stock Units shall conform to the requirements of this Plan and may contain such other terms and conditions as the Committee in its discretion shall deem desirable.

10.         Performance Awards. The Committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Award. In addition, the Committee shall have the authority to grant an Award of a cash bonus to any Participant and designate such Award as a Performance Award. If Performance Awards are granted, they shall be on the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable.

10.1         Payment of Performance Awards.

(a)         Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Corporation or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.

(b)         Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the Performance Goals are achieved within the applicable Performance Period, as determined by the Committee.

11.         Non-employee Director Awards. With respect to each calendar year, the Board shall determine the amount, type and combination of Awards, if any, to be granted to each Non-employee Director, which may consist of any type other than Incentive Stock Options and/or any combination of Awards authorized under the Plan subject to the following limits: (a) the maximum number of Shares subject to Awards granted to any Non-employee Director during any single calendar year shall not exceed 500,000 with respect to Awards of Options and/or Stock Appreciation Rights, and (b) the maximum number of Shares subject to Awards granted to any Non-employee Director during any single calendar year shall not exceed 500,000 with respect to Awards of Restricted Shares, Restricted Stock Units and/or Other Awards; provided, however, that the limitations of this Section 11 shall be multiplied by two (2) with respect to Awards granted in the first year a person becomes a Director.

12.         Other Awards.

12.1         Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the express provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Directors to whom, and the time or times at which, such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Awards need not be the same with respect to each recipient.

12.2         Shares (including securities convertible into Shares) subject to Awards granted under this Section 12 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 12 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

13.         Adjustments Upon Changes in Capitalization.

13.1         In the event of changes in the outstanding Shares or in the capital structure of the Corporation by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of Shares subject to all Awards stated in Section 5 and the maximum number of Shares with respect to which any Non-employee Director may be granted Awards during any single calendar year stated in Section 11 will be equitably adjusted or substituted, as to the number, price and/or kind of a Share or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Awards and taking applicable tax and accounting treatment into account. In the case of adjustments made pursuant to this Section 13.1, unless the Committee specifically determines that such adjustment is in the best interests of the Corporation or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and, in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 13.1 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

13.2         The existence of an Award under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks, or loan notes ahead of or affecting the Shares or rights thereunder or convertible thereto, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

14.         Change in Control.

14.1         Definition of Change in Control. For purposes of the Plan, the term “Change in Control” means, subject to Section 14.2 below, the first to occur of the following events:

(a)         The acquisition by any person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding Shares, taking into account as outstanding for this purpose Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Corporation or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(b)         The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any person that is not a Subsidiary of the Corporation;

(c)         The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(d)         The date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Corporation; or

(e)         The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Corporation (the “Parent Corporation”), is represented by the Outstanding Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Corporation Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Corporation (or the analogous governing body) (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

14.2         Excluded Transactions. Anything to the contrary herein notwithstanding, an event that falls within the definition of “Change in Control,” as set forth above, shall not be deemed to be a Change in Control for purposes of the payment or settlement of Awards constituting non-qualified deferred compensation under Section 409A of the Code unless such event constitutes a “change in the ownership of the Corporation,” a “change in the effective control of the Corporation,” or a “change in the ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A of the Code (using the default definitions therein); and, in determining whether there has been a Change in Control, the provisions of Section 14.1 shall be applied and construed in a manner consistent with Section 409A of the Code, including, without limitation, the references to “persons acting as a group” as set forth in Treasury Regulation Section 1.409A-3(i)(5).

14.3         Effect of Change in Control.

(a)         In the event of a Change in Control, the Committee is authorized, to the extent determined by the Committee to be permitted under Section 409A of the Code, to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to: (i) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (ii) to facilitate such transaction or event or (iii) give effect to such changes in Applicable Law or accounting principles:

(A)         provide that any outstanding Awards then held by Participants which are not exercisable or otherwise unvested or subject to lapse restrictions may, in whole or in part, automatically be deemed vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control;

(B)          cancel any Award in exchange for an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of, or realization of the Participant’s rights under, the portion of such Award (assuming that the entire Award was vested immediately prior to the Change in Control); provided that, if the amount that could have been obtained upon the exercise or settlement of or realization of the Participant’s rights under such Award (assuming that the entire Award was vested immediately prior to the Change in Control), in any case, is equal to or less than zero, then the Award may be terminated without payment;

(C)          provide for the assumption of existing Awards or the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any outstanding Award previously granted hereunder, as determined by the Committee in its sole discretion; and/or

(D) provide that for a period of at least ten (10) business days prior to the Change in Control, any Options and/or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options and/or Stock Appreciation Rights shall terminate and be of no further force and effect.

For the avoidance of doubt, the Committee may treat individual Participants and Awards (or portions thereof) differently under this Section 14.3. For clarification, any actions taken to accelerate vesting pursuant to this Section 14.3 shall be contingent on the consummation of the transaction constituting a Change in Control.

(b)         In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Committee shall cause such Award to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Award to lapse and, to the extent unexercised upon the consummation of such transaction, to terminate in exchange for cash, rights or other property. The Committee shall notify the Participant of any Award that becomes exercisable pursuant to the preceding sentence that such Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the consummation of the Change in Control in accordance with the preceding sentence.

(c) For the purposes of this Section 14.3, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

15.         Effect of the Plan on Right to Continued Employment or Service and Interest in Particular Property.

15.1         None of the existence of this Plan, any Awards granted pursuant hereto or any Award Agreement shall create any right to continued employment or service of any Participant by the Corporation or any of its Affiliates. No Participant shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation or in any particular Share or Shares that may be held by the Corporation (other than Restricted Shares held by a custodian) by virtue of any Award. A Participant may be granted additional Awards under this Plan under such circumstances and at such times as the Committee may determine; provided, however, that no participant shall be entitled to any Award in the absence of a specific grant by the Committee of an Award, notwithstanding the prior grant of an Award to such Participant. For purposes of clarification, Awards granted under the Plan shall not guarantee employment or any service relationship for the length of all, or any portion, of the vesting schedule of the underlying Awards.

15.2         This Plan shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or benefits to directors, officer, employees, consultant and agents of the Corporation and its Affiliates generally, or to any class or group of employees, including, without limitation, any retirement, pension, excess benefit, thrift, savings, profit-sharing, bonus or cash incentive, insurance, long-term disability, health care plans or other employee benefit plans. Any such arrangements may be authorized by the Corporation and payment thereunder made independently of this Plan. No income of a Participant attributable to this Plan shall be included in the Participant’s earnings for purposes of any benefit plan in which the Participant may be eligible to participate, unless specifically provided otherwise in such other plan.

16.         Withholding Taxes. The Corporation shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary, as determined by the Corporation in its sole discretion, to satisfy all obligations for the payment of such taxes. To the extent provided by the terms of an Award Agreement, and subject to the discretion of the Committee, the Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Participant by the Corporation) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award; provided, however, that no Shares are withheld with a Fair Market Value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Corporation previously owned and unencumbered Shares that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); or (d) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.

17.         Deferrals. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

18.         Awards and Certificates; Stockholder Rights. Shares issued under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements to receive Shares pursuant to such Award.

19.         Securities Law Compliance; Legends. No Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel and (b) if required to do so by the Corporation, the Participant has executed and delivered to the Corporation a letter of investment intent in such form and containing such provisions as the Committee may require. The Corporation shall use commercially reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Corporation to register under the Securities Act, or register or qualify under the securities laws of any state or other jurisdiction, the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of Shares under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained. Certificates for such Shares (if any) may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

20.         Amendments.

20.1         Plan and Award Amendments. The Board may at any time prior to the Plan Termination Date modify, terminate, amend, or suspend the Plan and/or any Award Agreement granted thereunder in any respect; provided, however, that stockholder approval shall be obtained if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder, or with the rules and regulations of the Nasdaq Stock Market or any other established securities exchange or national market system on which the Shares are traded; provided further that, subject to the terms of Section 14, no amendment, modification, termination or suspension of the Plan and/or any Award Agreement shall in any manner materially adversely affect any Award theretofore granted under the Plan without the written consent of the Participant holding such Award, except that no such consent shall be required if the Committee determines in its sole discretion that such amendment, modification or termination is required or advisable in order for the Corporation, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, or over-the-counter market rule, or to meet the requirements of any intended accounting treatment under generally accepted accounting principles. Notwithstanding the foregoing, the Board may (but shall not be required to) amend the Plan and/or any Award Agreement without obtaining the consent of any Participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant’s Award Agreement with respect to an Award or Shares underlying such Award. The Corporation and its Affiliates and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Corporation to so comply.

20.2         Award Amendments. Subject to the terms and conditions and within the limitations of this Plan (including Section 20.1 above), the Committee may amend, cancel, modify, or extend outstanding Awards granted under this Plan.

21.         Effective Date of Plan; Expiration of the Plan. The Plan shall become effective as June 6, 2024 (the “Effective Date”), subject to the approval of the Plan by the Corporation’s stockholders. The Plan shall terminate automatically on the tenth anniversary of the Effective Date (the “Plan Termination Date”), unless earlier terminated pursuant to Section 20. No Award shall be granted pursuant to the Plan after the Plan Termination Date or after an earlier termination of the Plan or during any suspension pursuant to Section 20, but Awards theretofore granted shall remain outstanding until they have vested, been exercised, or terminated or have expired by their respective terms.

22.         Miscellaneous Provisions.

22.1         Awards in Various Countries. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Corporation intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligation with respect to tax equalization for Participants on assignments outside their home countries.

22.2         Transferability. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

22.3         Cancellation of Awards. Except as otherwise provided in this Plan (and in Section 6.3, in particular) or in applicable Award Agreements, the terms of which need not be uniform among Participants, if a Participant’s Continuous Service ceases (regardless of the reason therefor), all of such Participant’s unexercised Awards and Awards on which there are restrictions shall be immediately canceled.

22.4         Governing Law. This Plan, its administration and all Awards granted hereunder, the terms and provisions of any related Award Agreements, and the rights of all Participants shall be governed and interpreted in accordance with the laws of the state of Delaware, U.S.A.

22.5         Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation and/or any of its Affiliates.

22.6         Clawback. Notwithstanding any other provisions in this Plan, the Corporation may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Corporation policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay the Corporation previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant agrees to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Corporation in its discretion (including, without limitation, to comply with Applicable Laws).

22.7         Unfunded Plan. The Plan shall be unfunded. Neither the Corporation, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

22.8         Delivery. Upon exercise of a right granted under this Plan, the Corporation shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Corporation may otherwise have, for the purposes of this Plan, forty-five (45) days shall be considered a reasonable period of time.

22.9         Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts constituting “deferred compensation” pursuant to Section 409A of the Code that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six (6) month period following the Participant’s separation from service (or upon the Participant’s death, if earlier).

22.10         Beneficiary Designation. Each Participant under the Plan may from time-to-time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime.

22.11         Expenses. The costs of administering the Plan shall be paid by the Corporation.

22.12         Severability. If any provision of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. In the event of a conflict between any term or provision of the Plan and a term or provision of an Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

22.13         Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

22.14         Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

22.15         Dividend Equivalents. Dividend Equivalents shall not be awarded or payable with respect to any Option or Stock Appreciation Right.